EXHIBIT 23.1


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement (Form S-8) pertaining to the Actel Corporation 1993 Employee Stock Purchase Plan of our reports dated March 9, 2005, with respect to the consolidated financial statements of Actel Corporation included in its Annual Report (Form 10-K) for the year ended January 2, 2005, Actel Corporation management's assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of Actel Corporation, filed with the Securities and Exchange Commission.

                                                           /s/ Ernst & Young LLP


San Jose, California
November 16, 2005